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                                                                     EXHIBIT 5.3

                                     WALKERS
                                ATTORNEYS-AT-LAW

                          P.O. Box 265GT, Walker House,
                          Grand Cayman, Cayman Islands
                     Tel: (345) 949-0100 Fax: (345) 949-7886
                           Email: inffo@walkers.com.ky



March 19, 2002                                        Our Ref: JC/kb/C1568-35314



COMPANHIA VALE DO RIO DOCE

VALE OVERSEAS LIMITED

JPMORGAN CHASE BANK



Dear Sirs,

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the Registration Statement on Form F-4 (the "REGISTRATION STATEMENT") filed with the United States Securities and Exchange Commission by Companhia Vale do Rio Doce ("CVRD") and Vale Overseas Limited (the "COMPANY") for the purpose of registering under the United States Securities Act of 1933 (the "ACT") the Company's Series B 8.625% Enhanced Guaranteed Notes (the "NOTES"). The Notes are irrevocably and unconditionally guaranteed by CVRD.

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Notes nor upon the commercial terms of the transactions contemplated by the Notes.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

1. The Notes have been duly authorised, executed and delivered by the Company.

2. The statements contained in the Prospectus constituting part of the Registration Statement under the caption "Enforcement of Civil Liabilities Against Non-U.S. Persons - Vale Overseas" insofar as such statements constitute summaries of the legal matters,

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         documents and procedures under the laws of the Cayman Islands fairly summarise the matters referred to therein.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the captions "Material Tax Consequences of the Exchange Offer", "Validity of the New Notes" and "Enforcement of Civil Liabilities Against Non-U.S. Persons -- Vale Overseas" contained in the Prospectus in such Registration Statement.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion shall be construed in accordance with the laws of the Cayman Islands.


                                               Yours faithfully,

                                               /s/ Walkers
                                               WALKERS


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                                   SCHEDULE 1

                           LIST OF DOCUMENTS EXAMINED



(1)      the Memorandum and Articles of Association of the Company;

(2) a Certificate of Good Standing in respect of the Company dated 4 March 2002 issued by the Registrar of Companies;

(3) a copy of minutes of a meeting of the Board of Directors of the Company dated 25 February 2002 (the "Resolutions");

(4) a copy of the Power of Attorney given by the Company in favour of the Attorneys named therein dated 25 February 2002 (the "Power of Attorney");

(5)      (a)      the Registration Statement;

         (b) the Registration Rights Agreement (the "Registration Rights Agreement") made between the Company, CVRD and the Initial Purchasers specified therein; and

(6) such other documents as we have considered necessary for the purposes of rendering this opinion.

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                                   SCHEDULE 2

                                   ASSUMPTIONS


The opinions hereinbefore given are based upon the following assumptions:

1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the F4 Registration Statement, the Notes or the Registration Rights Agreement.

2. The Registration Rights Agreement and the Notes are within the capacity and powers of and have been or will be duly authorised, executed and delivered by each of the parties thereto (other than the Company) and constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

3. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed, that all copies are complete and conform to their original and that all documents examined conform in every material respect to the latest drafts of the same produced to us and that where documents have been provided to us in successive drafts marked-up to indicate changes to such documents all such changes have been so indicated.

4. The Minute Book of the Company examined by us on [ ] March 2002 at its Registered Office contains a complete and accurate record of the business transacted by it.

5. The copies of the Memorandum and Articles of Association, Register of Members, Register of Directors and Officers and Register of Mortgages and Charges viewed at the Registered Office of the Company are true and correct copies of the originals of the same and that all matters required by law to be recorded therein are so recorded.

6. The corporate records of the Company examined by us on [ ] March 2002 at its Registered Office constitute its complete and accurate corporate records and that all matters required by law to be recorded therein are so recorded.

7. The copy of the minutes of the meeting of the Board of Directors at which the Resolutions were duly adopted constitutes an accurate record of such meeting.

8. The Power of Attorney remains in full force and effect and has not been revoked.

9. None of the parties to the Documents or the Notes is a person, political faction or body resident in or constituted under the laws of any country currently the subject of United Nations Sanctions ("Sanctions") extended to the Cayman Islands by the Order of Her Majesty in Council. At this date Sanctions currently extend to Libya, Iraq, Kuwait, Haiti, The Federal Republic of Yugoslavia, Sierra Leone, Liberia, Somalia, Rwanda, Serbia & Montenegro, Angola, the Uniao Nacional para a Independencia Total de Angola ("UNITA"), Afghanistan, Eritrea or Ethiopia and the Taliban (an Afghan political faction which calls itself the Islamic Emirate of Afghanistan).


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